Exhibit 5.2

[Letterhead of Willkie Farr & Gallagher LLP]

September 10, 2012

Allied World Assurance Company Holdings, AG

Lindenstrasse 8

6340 Baar

Zug, Switzerland

Allied World Assurance Company Holdings, Ltd

27 Richmond Road

Pembroke HM 08, Bermuda

Re:	Allied World Assurance Company Holdings, AG

Allied World Assurance Company Holdings, Ltd

Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as U.S. counsel for Allied World Assurance Company Holdings, AG, a Swiss company (“Allied World Switzerland”), and Allied World Assurance Company Holdings, Ltd, a Bermuda company (“Allied World Bermuda” and together with Allied World Switzerland, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) registering an indeterminate number or amount of securities of the Registrants, consisting of: senior and subordinated debt securities of Allied World Bermuda (collectively, the “Debt Securities”), including guarantees thereof by Allied World Switzerland (the “Debt Securities Guarantees”); Allied World Switzerland’s common shares, par value CHF$13.33 per share (the “Common Shares”); warrants to purchase Common Shares (the “Common Share Warrants”); and warrants to purchase Debt Securities (the “Debt Warrants,” and, together with the Common Share Warrants, the “Warrants”); and units consisting of any combination of the foregoing securities (the “Units”). The Debt Securities, Debt Securities Guarantees, Common Shares, Warrants and Units are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The prospectus (the “Prospectus”) included in the Registration Statement relates to an indeterminate number or amount of Securities.

Allied World Assurance Company Holdings, AG

Allied World Assurance Company Holdings, Ltd

September 10, 2012

The Debt Securities may be issued by Allied World Bermuda under (i) a Senior Indenture between Allied World Bermuda, as Issuer, and a qualified trustee (the “Senior Indenture”) or (ii) a Subordinated Indenture between Allied World Bermuda, as Issuer, and a qualified trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Each Debt Securities Guarantee may be issued by Allied World Switzerland pursuant to a senior or subordinated debt securities guarantee agreement between Allied World Switzerland, as Guarantor, and the trustee under such debt securities guarantee agreement (a “Debt Securities Guarantee Agreement”). Certain terms of the Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Registrants (or the Offering Committee(s) thereof) as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

The Warrants may be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Registrants (or the Offering Committee(s) thereof) as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the form of Senior Indenture attached as an exhibit to the Registration Statement and (iii) the form of Subordinated Indenture attached as an exhibit to the Registration Statement.

We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Registrants and statements of fact contained in the documents we have examined.

A. Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

(i)

Assuming the due authorization, execution and delivery by the parties thereto of the Senior Indenture or the Subordinated Indenture, as the case may be, the effectiveness of the Registration Statement under the Act, the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the “blue sky” laws of certain states, and the due authorization, execution and delivery by the parties thereto of each amendment of or

Allied World Assurance Company Holdings, AG

Allied World Assurance Company Holdings, Ltd

September 10, 2012

supplement to the Senior Indenture or the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to in this paragraph as an “Indenture,” and the trustee under any Indenture being referred to in this paragraph as a “Trustee”), that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance, that the relevant Indenture will be consistent with the form thereof filed as an exhibit to the Registration Statement, and that the Debt Securities will be duly and validly authorized: when the Debt Securities are duly executed by Allied World Bermuda, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of Allied World Bermuda enforceable against Allied World Bermuda in accordance with their terms and entitled to the benefits of the relevant Indenture.

(ii)	Assuming the due authorization, execution and delivery by the parties thereto of a Debt Securities Guarantee Agreement relating to the Debt Securities and each amendment thereof or supplement thereto (any such Debt Securities Guarantee Agreement, as so amended or supplemented, being referred to in this paragraph as a “Debt Securities Guarantee Agreement”) and the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states: when the Debt Securities Guarantee Agreement is duly executed and delivered in connection with the sale of the Debt Securities in accordance with the assumptions set forth in paragraph A.(i) above, the Debt Securities Guarantee embodied therein will be a valid and binding obligation of Allied World Switzerland, enforceable against Allied World Switzerland in accordance with its terms.

(iii)	Assuming the due authorization, execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as a “Warrant Agreement”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, that the Warrants will be duly and validly authorized, and that any Common Shares or Debt Securities underlying the relevant Warrant Agreement are duly authorized and validly issued: when the Warrants are duly executed by the applicable Registrant and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of such Registrant, entitled to the benefits of the relevant Warrant Agreement.

Allied World Assurance Company Holdings, AG

Allied World Assurance Company Holdings, Ltd

September 10, 2012

(iv)	Assuming the due authorization, execution and delivery by the parties thereto of a unit agreement relating to Units, and each amendment thereof or supplement thereto (each such unit agreement, as so amended or supplemented, being referred to in this paragraph as a “Unit Agreement”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any securities underlying the relevant Unit Agreement are duly authorized and validly issued: the Unit, when the related Unit Agreement is duly executed and delivered, will be a legal and valid obligation of applicable Registrant enforceable against such Registrant in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of such Registrant, entitled to the benefits provided by the Unit.

B. The opinions expressed herein are subject to the following assumptions, qualifications and exceptions:

(i)	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

(ii)	Any Indenture, Debt Securities Guarantee Agreement, Warrant Agreement or Unit Agreement are by their express terms governed by the laws of the State of New York.

(iii)	Enforcement of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.

(iv)	Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

Allied World Assurance Company Holdings, AG

Allied World Assurance Company Holdings, Ltd

September 10, 2012

(v)	Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

(vi)	We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update (including with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective. Upon finalization of the terms of any contract or agreement or security or instrument referenced above which was not executed as of the date hereof, additional assumptions, qualifications and exceptions may be applicable in any future opinion addressing such contract or agreement or security or instrument.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP